                                                                    EXHIBIT 23.1



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



     As independent public accountants, we hereby consent to the use of our report dated January 28, 1999 and to all references to our Firm included in or made a part of this Registration Statement.


ARTHUR ANDERSEN LLP


Chicago, Illinois
May 18, 1999